Exhibit 10.6

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of June 26, 2024 (the “Effective Date”), and is made by and between Arcus Biosciences, Inc., a Delaware corporation (“Sublessor”), and Day One Biopharmaceuticals, Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1.
Recitals: This Sublease is made with reference to the fact that HCP LS Brisbane, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain Lease, dated as of December 30, 2020, as amended by that certain First Amendment to Lease Agreement (the “First Amendment”) dated as of November 30, 2022 (as amended, the “Master Lease”), with respect to premises consisting of approximately 109,237 rentable square feet of space, as part of that certain Building located at 1800 Sierra Point Parkway, Brisbane, California (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.
2.
Subleased Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 18,657 rentable square feet of space located on the second floor of the Premises (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly depicted and described on Exhibit B attached hereto. Except to the extent that the square footage of the Premises is adjusted under the Master Lease, the square footage of the Subleased Premises shall be as set forth in this paragraph, notwithstanding any remeasurement. In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right to use the Common Areas (as defined in the Master Lease) and, subject to Sublessor’s reasonable rules and regulations, the portions of the Premises noted as “Shared Areas” on Exhibit B (the “Shared Areas”), which such rules and regulations shall (a) be enforced in a non-discriminatory manner, and (b) neither materially increase Sublessee’s obligations hereunder nor materially decrease Sublessee’s rights hereunder.
3.
Term:
A.
Term. The term (the “Term”) of this Sublease shall be for the period commencing on the earlier of (i) March 1, 2025 and (ii) the date Sublessee Substantially Completes (as defined below) its Initial Alterations (as defined below) (the “Commencement Date”) and ending on January 3, 2032 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease sooner terminates pursuant to its terms. Notwithstanding anything herein to the contrary, in the event that Sublessee Substantially Completes its Initial Alterations at any time prior to December 1, 2024, then, the Commencement Date shall automatically be deemed to occur on December 1, 2024 and Sublessee may not conduct business in the Subleased Premises until December 1, 2024. For the avoidance of doubt, the Subleased Premises shall be deemed delivered and early access provided by Sublessor to Sublessee when Sublessor provides Sublessee keys or other means of access thereto, subject to the terms of this Sublease.
B.
Early Possession. Sublessor shall permit Sublessee to enter the Subleased Premises commencing upon execution of this Sublease by Sublessor and Sublessee solely for the purpose of (i) planning construction of the Initial Alterations, (ii) conducting move-in coordination, (iii) constructing the Initial Alterations, and (iv) otherwise preparing the Subleased Premises for long-term occupancy (including, without limitation, installing its furniture, fixtures, and equipment), but, in any event, Sublessee shall not enter and occupy the Subleased Premises during such early possession period for the purpose of conducting business therein, provided (x) Master Lessor’s Consent (as hereafter defined) to this Sublease has been received, (y) Sublessee has delivered to Sublessor the Security Deposit (as hereafter defined) and the Prepaid Rent (as hereafter defined), and (z) Sublessee has delivered to Sublessor evidence of all insurance required to be carried by Sublessee under this Sublease. Such occupancy shall be subject to all of the provisions of this Sublease, except that Sublessee shall not be obligated to pay Base Rent, Direct Expenses (defined below) or utilities prior

Exhibit 10.6

to the Commencement Date, and such early possession period shall not advance the Expiration Date of this Sublease.
4.
Rent:
A.
Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the following amounts per month (“Base Rent”).

Months Monthly Base Rent

1-12* $69,963.75

13-24* $72,062.66

25-36* $74,224.54

37-48* $76,451.28

49-60* $78,744.82

61-72 $81,107.16

73-84 $83,540.38

85-Expiration Date $86,046.59

*So long as Sublessee is not in default under this Sublease beyond any applicable notice and cure periods, Base Rent shall be abated during (i) the first six (6) full calendar months of each of the first four (4) years of the Term and (ii) the first four (4) full calendar months of the fifth (5th) year of the Term.

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 3928 Point Eden Way, Hayward, CA 94545, Attention: Finance/Accounts Receivable, or such other address as may be designated in writing by Sublessor, or pursuant to ACH instructions provided by Sublessor.

B.
Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Direct Expenses” (as defined in Section 4.2.2 of the Master Lease) and costs of utilities under Section 6.2 of the Master Lease, as incorporated herein, shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein; provided Sublessee shall only be required to pay Direct Expenses and utilities which are allocable to the Subleased Premises (a) commencing in 2026 and continuing thereafter for the remainder of the Term, and (b) only to the extent that such Direct Expenses and utilities exceed the amount of Direct Expenses and utilities allocable to the Subleased Premises in 2025 (the “Base Year”). Sublessee’s payment of Direct Expenses and utilities herein shall be subject to reconciliation and adjustment as between Master Lessor and Sublessor in the same manner as set forth in the provisions of the Master Lease. For the avoidance of doubt, Direct Expenses shall be paid on the first day of each month based on estimates provided by Sublessor (which shall be based on estimates provided by Master

Exhibit 10.6

Lessor) and subject to reconciliations provided by Sublessor (based on reconciliations provided by Master Lessor). Utilities for the Subleased Premises shall be invoiced in arrears and due on the first day of each month. Commencing in 2026 and continuing thereafter for the remainder of the Term, Sublessee shall also pay to Sublessor its pro rata share based on the square footage of the Subleased Premises to the square footage of the Premises (“Pro Rata Share”) (which Pro Rata Share, for the avoidance of doubt, is currently equal to 17.08%), within thirty (30) days of request by Sublessor, of the cost of any utilities to the Shared Areas and Sublessor’s actual, reasonable, out-of-pocket cost of performing any routine or necessary repairs or maintenance or providing other reasonable services that benefit the Subleased Premises or the Shared Areas (such as maintenance of any systems therein and janitorial service to the Subleased Premises, which Sublessor shall provide at the same level it provides to the remainder of the office portion of its Premises) to the extent they exceed the amount of such expenses in the Base Year (provided Sublessor shall not include any costs of the type described in Section 4.2.4(a)-(t) of the Master Lease), and shall pay the disproportionate cost of such amounts to the extent supplied disproportionately to Sublessee and the entire cost of such amounts to the extent supplied solely to Sublessee or due to the negligence or willful misconduct of Sublessee or its agents, employees or contractors. Sublessee shall also pay any gross receipts or rent tax payable with respect to this Sublease. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Notwithstanding the foregoing, in the event any cost or expense is incurred for Sublessee’s sole benefit (including the disproportionate use of utilities) or as a result of Sublessee’s request for certain services (such as after hours HVAC charges), or property taxes are increased as a result of Alterations or improvements to the Subleased Premises made by or for Sublessee (including the Initial Alterations), Sublessee shall pay the entire cost thereof within thirty (30) days of receipt of an itemized invoice therefor. For the avoidance of doubt, in no event shall Sublessee be responsible for the payment of any amounts which are attributable to Sublessor’s default under the Master Lease or Sublease, which such default is not attributable to Sublessee’s own default under this Sublease. In the event that Sublessee disputes the Direct Expenses or utilities billed to Sublessee hereunder, Sublessor shall be obligated, upon Sublessee’s reasonable request (which, for the avoidance of doubt, shall not occur more than once in any calendar year) and, to the extent not fully reimbursed by Master Lessor, at Sublessee’s cost, which shall be paid by Sublessee within thirty (30) days of demand by Sublessor, to exercise its rights under Section 4.6 of the Master Lease.
C.
Payment of Seventh Month’s Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Sixty-Nine Thousand Nine Hundred Sixty-Three and 75/100 Dollars ($69,963.75) (the “Prepaid Rent”), which shall constitute Base Rent for the seventh month of the Term, and which amount shall be applicable to and credited toward Sublessee’s Base Rent payment for the seventh month of the Term.
5.
Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Eighty-Six Thousand Forty-Six and 59/100 Dollars ($86,046.59) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder beyond any applicable notice and cure period or otherwise defaults with respect to any provision of this Sublease beyond any applicable notice and cure period, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, including future rent damages under California Civil Code Section 1951.2, without prejudice to any other remedy provided herein or by law. Sublessee hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, that provides that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee, or to clean the Subleased Premises, it being agreed that Sublessor, in addition, may claim those sums reasonably necessary to compensate Sublessor for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Sublessee, including future rent damages following the termination of this Sublease. If Sublessor so uses or applies all or any portion of the Security

Exhibit 10.6

Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, if Sublessee is not in default beyond any applicable notice and cure period, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults within thirty (30) days following the expiration or earlier termination of this Sublease.
6.
Holdover: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16 of the Master Lease.
7.
Repairs: The parties acknowledge and agree that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as expressly set forth herein. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, except to the extent that the necessity of any such repairs arises out of the gross negligence or willful misconduct of Sublessor or its agents, employees, or contractors. Notwithstanding anything herein to the contrary, except to the extent damaged by Sublessee or its agents, employees or contractors, in no event shall Sublessee be responsible for maintaining and repairing the Premises (excluding the portion of the Premises consisting of the Subleased Premises) or the Shared Areas. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Master Lessor under the Master Lease, Sublessor shall request the same, upon written request from Sublessee, and use reasonable efforts to obtain the same from Master Lessor, but shall not be required to engage in litigation. Notwithstanding the foregoing or any provision contained in this Sublease to the contrary, Sublessee shall not be responsible for payment or performance of any obligation arising under the Master Lease in connection with the Subleased Premises that must be performed prior to the Commencement Date of this Sublease. Sublessor shall remain obligated to pay, and shall pay prior to delinquency, all rent and other amounts required to be paid by the “Tenant” under the Master Lease to the extent required to maintain in effect the Master Lease or Sublessee’s occupancy rights on the terms of this Sublease.
8.
Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Master Lessor (in accordance with the terms of the Master Lease) and Sublessor (which consent shall not be unreasonably withheld, conditioned, or delayed provided Master Lessor’s consent has been obtained); provided, however, Sublessor’s consent shall not be required for a transfer as described in Section 14.8 of the Master Lease. Any Transfer shall be subject to the terms of Section 14 of the Master Lease, as incorporated herein.
9.
Use: Sublessee may use the Subleased Premises only for general office use consistent with first class life science projects in the City of Brisbane, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to general office use, and in compliance with, and subject to, applicable laws and the terms of the Master Lease and this Sublease (the “Permitted Use”). Sublessee shall not use, store, transport or dispose of any Hazardous Materials (as defined in the Master Lease) in or about the Subleased Premises except those materials used in conjunction with general office use (e.g., printer toner, household cleaners, etc.) as expressly permitted under the Master Lease, as incorporated herein, including Section 5.3 thereof. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor so long as any such rules and regulations promulgated by Sublessor are (a) enforced in a non-discriminatory manner, and (b) neither materially increase Sublessee’s obligations hereunder nor materially decrease Sublessee’s rights hereunder.

Exhibit 10.6

10.
Delivery and Acceptance: Except to the extent otherwise expressly provided in this Sublease, if Sublessor fails to timely deliver possession of the Subleased Premises to Sublessee for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage. Notwithstanding anything herein to the contrary, should Sublessor fail to deliver the Subleased Premises to Sublessee on or before the date that is three (3) business days following the later of (a) the Effective Date or (b) the date the Consent has been delivered (and such failure continues for more than two (2) business days after written notice and is not attributable to an event of Force Majeure (as such term is defined in the Master Lease) or a casualty or condemnation), then Sublessee shall have the right to terminate this Sublease by delivering written notice thereof to Sublessor prior to such delivery, whereupon Sublessor shall promptly return to Sublessee the Security Deposit and the Prepaid Rent. Except as otherwise provided in this Sublease, by taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto. Notwithstanding anything herein to the contrary, to Sublessor’s knowledge, Sublessor represents and warrants to Sublessee that all building systems (including, without limitation, all mechanical, electrical, plumbing, roof, foundation, and exterior walls) serving the Subleased Premises are in good working order and condition as of the Effective Date.
11.
Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor (in accordance with the terms of the Master Lease) and Sublessor (which consent shall not be unreasonably withheld, conditioned, or delayed provided the consent of Master Lessor has been obtained). Subject to the foregoing, Sublessee shall construct, at its sole cost and expense, in accordance with the requirements of this Sublease and the Master Lease, the improvements described in Exhibit C, including demising the Subleased Premises from the remainder of the floor (the "Initial Alterations"). Sublessor shall not unreasonably withhold, condition, or delay its consent to the plans (the “Plans”) for the Initial Alterations and, in any event, shall approve or disapprove of any such plans within five (5) business days after receipt thereof, subject to receipt of Master Lessor’s consent. If Sublessor reasonably disapproves of the Plans, or any portion thereof, Sublessor shall notify Sublessee thereof and of the revisions which Sublessor reasonably requires in order to obtain Sublessor’s approval. As promptly as possible thereafter, Sublessee shall submit to Sublessor revised Plans incorporating the revisions required (which revisions shall be subject to Sublessor’s approval, which shall not be unreasonably withheld, conditioned, or delayed). The foregoing process shall be repeated until Sublessor finally approves all of the Plans, subject to receipt of Master Lessor’s consent. Sublessor shall pay Master Lessor’s fees (if any) to review such work up to $35,000.00 (the “Review Fee Cap”), with any additional amounts exceeding the Review Fee Cap to be payable by Sublessee. As part of its obligations hereunder, Sublessor shall use commercially reasonable efforts to coordinate with Master Lessor to promptly obtain Master Lessor’s consent to any Initial Alterations or subsequent alterations, additions, or improvements. Sublessee shall use diligent, good faith, commercially reasonable efforts to complete the Initial Alterations, subject only to normal punchlist items, and obtain final governmental approval of thereof (“Substantially Complete”) before the Commencement Date and may not occupy the Subleased Premises for the conduct of business until the demising work has been Substantially Completed. If Sublessee fails to Substantially Complete the demising work before the Commencement Date, in addition to its other remedies, Sublessor may perform such work at Sublessee’s cost (the “Self Help Right”); provided, however, that for the avoidance of doubt, Sublessor’s Self Help Right shall be limited to demising the Subleased Premises from the remainder of the Premises and not for the performance of any other portion of the Initial Alterations. Notwithstanding anything in this Sublease or the Master Lease to the contrary, Sublessee shall not be required to remove or restore upon the expiration or earlier termination of this Sublease (a) the Initial Alterations or any future alterations, additions or improvements by Sublessee except to the extent, in either case, required by Master Lessor or (b) any alteration, addition, or improvement existing as of the date the Subleased Premises are delivered to Sublessee and, to the extent that any such restoration and removal of alterations, additions or improvements existing as of the date the Subleased Premises are delivered to Sublessee is required by Master Lessor, such restoration and removal as set forth in subsections (a) and (b) above shall be performed by Sublessor at Sublessor’s sole cost and expense.

Exhibit 10.6

12.
Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term, the insurance required under Section 10 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Master Lease, as incorporated herein, shall be binding on each of the parties.
13.
Default: Sublessee shall be in default under this Sublease if Sublessee commits any act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease; provided, however, that Sublessee shall not be in default of the Master Lease in the event that such default arises out of the acts or omissions of Sublessor (or its agents, employees, or contractors) that is not due to the acts or omissions of Sublessee (or its agents, employees or contractors). In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Sections 19.2 and 19.3 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), subject to Sublessor’s affirmative obligation to mitigate its damages (if any). Notwithstanding anything herein to the contrary, in the event of any default by Sublessor under this Sublease, Sublessee shall be afforded the same rights and remedies as are afforded to Sublessor following a Master Lessor default under the Master Lease, as incorporated herein (including, without limitation, those rights and remedies set forth in Section 19.5 of the Master Lease).
14.
Surrender; Hazardous Materials:
A.
Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and other articles of personal property owned by Sublessee and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease. (For the avoidance of doubt, Sublessee shall return the Subleased Premises in as good order and condition as when Sublessee took possession of the Subleased Premises, subject to the terms of Section 11 of this Sublease and Section 15 of the Master Lease.) If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition. For the avoidance of doubt, in no event shall Sublessee be liable or responsible for removing any alterations, additions, or improvements from the Subleased Premises at the expiration or earlier termination of the Term which were present at the Subleased Premises at the time possession of the Subleased Premises was first delivered to Sublessee.
B.
Under no circumstance shall Sublessee be liable for, and Sublessor shall indemnify, defend, protect and hold harmless Sublessee and Sublessee’s agents, employees, and contractors from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials released by Sublessor or Sublessor’s agents, employees, or contractors. Sublessor will provide Sublessee with any Hazardous Material reports relating to the Building that Sublessor has in its immediate possession. The provision of such reports shall be for informational purposes only, and Sublessor does not make any representation or warranty as to the correctness or completeness of any such reports. For the avoidance of doubt, Sublessee shall not be responsible for remediating (including as part of any Environmental Assessment prepared by Sublessee upon its surrender of the Subleased Premises) any Hazardous Materials that exist in the Subleased Premises as of the date the Subleased Premises are delivered to Sublessee.
15.
Brokers: Sublessor and Sublessee each represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen other than Newmark Cornish & Carey representing Sublessor

Exhibit 10.6

(“Sublessor’s Broker”), and Cushman and Wakefield, representing Sublessee (“Sublessee’s Broker”; together with Sublessor’s Broker, collectively, the “Brokers”), in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
16.
Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be the applicable address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
17.
Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
18.
Other Sublease Terms:
A.
Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises”, “Lease Term” and “Base Rent” shall be deemed a reference to the “Subleased Premises”, “Term” and “Base Rent” under this Sublease, respectively; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (which period shall be reduced by only one (1) day if Sublessor has five (5) days (or less) to perform); (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained (provided, however, that if the consent of Master Lessor has been obtained, then Sublessor’s approval shall not be unreasonably withheld, conditioned, or delayed); (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto,

Exhibit 10.6

perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor (except to the extent any such claims, losses, liabilities, or damages giving rise to such indemnification, release, or waiver were caused by or attributable to the gross negligence or willful misconduct of Sublessor (or its agents, employees or contractors)); (ix) in any case where “Tenant” is to execute and/or deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor and any caps shall apply separately to Master Lessor and Sublessor (provided, however, that for the avoidance of doubt, in no event shall Sublessee shall be responsible for any fees or costs incurred by Master Lessor in connection with Master Lessor’s review and consent to this Sublease); and (xii) Sublessor’s obligations under Section 4 are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or audit such statements. Except as expressly provided in Paragraph 4(A) above, under no circumstances shall rent abate under this Sublease except to the extent that rent correspondingly abates under the Master Lease as to the Subleased Premises.

Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Summary of Basic Lease Information, Sections 1.1.1, 1.1.2 (the first sentence only), 1.1.3 (the last sentence only), 1.2, 2.1 (except the first, third and fourth sentences), 2.2, 3, 4.6, 5.1, 5.3.1.1 (the last sentence only), 5.3.1.4.3, 6.5, 6.6, 7.3, 8.5 (the last four sentences only), 14.3 (the penultimate sentence and the parentheticals in the second sentence only), 14.4 (the last three sentences), 14.8, 18 (the first and third sentences only), 21, 23.1 (before the semicolon in the first sentence and the last two sentences only), 29.18 and 29.24, Exhibits A, B, F, G and H and the First Amendment. In addition, notwithstanding subpart (iii) above, (a) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 1.1.2(iv), 1.1.3, 4.2.4, 4.3, 6.1 (the first sentence only and the first clause in the last sentence only), 7.2, 8.4 (the last reference in the first sentence), 10.2, 11.1 (the second and third sentences only), 11.2 (except the last instance), 13 (the first sentence), 15.2 (the last reference of the first sentence only), 29.26 (the first sentence) and 29.29.1; (b) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 4.5, 10.3.4, 10.4, 17, 24 (the third sentence only) and 26.2; (c) references to the “Permitted Use” shall mean the use permitted under Section 9 above; (d) Tenant’s Share shall mean 17.08% based on the current rentable square footage of the Premises and the Subleased Premises; (e) in Section 14.3, Sublessee shall pay Sublessor the entire premium payable to Master Lessor under the Master Lease, plus fifty percent (50%) of any remaining Transfer Premium (provided, however, that for the avoidance of doubt, the costs of Sublessee’s improvements and alterations made to the Subleased Premises to effect the Transfer shall be expressly deducted from the Transfer Premium); and (f) the reference in Section 8.1 $100,000 shall be to $50,000.

B.
Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease that are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term), without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail. Except as otherwise provided in this Sublease, Sublessee shall have

Exhibit 10.6

all other rights, privileges, options, reservations and remedies granted or allowed to or held by Sublessor under the Master Lease, as incorporated herein.
19.
Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor (the “Consent”). Each party shall use commercially reasonable efforts to obtain such Consent, including by promptly signing Master Lessor’s commercially reasonable consent form (subject to each party’s reasonable review thereof). If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its payment of the Prepaid Rent and the Security Deposit.
20.
Termination; Recapture; No Relocation: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 11, 13 and 14.4. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights in accordance with the terms of the Master Lease and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights as to all of the Subleased Premises, this Sublease shall terminate without any liability to Master Lessor or Sublessor. Notwithstanding anything herein to the contrary, in no event shall Sublessor be permitted to relocate the Subleased Premises to another location during the Term.
21.
Inducement Recapture: Any agreement for free or abated rent or other charges, or for the giving or paying by Sublessor to or for Sublessee of any cash or other bonus, inducement or consideration for Sublessee’s entering into this Sublease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Sublessee’s full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon a default by Sublessee beyond applicable notice and cure periods, any such Inducement Provision shall automatically be deemed deleted from this Sublease and no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Sublessor under such an Inducement Provision shall be immediately due and payable by Sublessee to Sublessor, notwithstanding any subsequent cure of said default by Sublessee.
22.
Parking and Signage; Amenities; Access: Sublessee shall have the right to park in 53 parking spaces in the on-site parking lot and garage that serves the Building, on an unreserved basis, as provided in Section 28 of the Master Lease, as incorporated herein. Subject to Master Lessor’s and Sublessor’s consent (which consent shall not be unreasonably withheld, conditioned, or delayed provided the consent of Master Lessor has been obtained) and Section 23 of the Master Lease, and provided the same do not unreasonably reduce or diminish Sublessor’s ability to install its own signs, Sublessee shall have the right, at its sole cost, to install its name and/or logo or any of its affiliates’ names and/or logos on (i) signage within the Subleased Premises, (ii) Building entrance signage and lobby identification signage in the Building, and (iii) to the extent space is available without reducing any existing signage (and subject to Master Lessor’s prior approval), identification signage on the monument sign serving the Building. Notwithstanding anything herein to the contrary, Sublessee shall be afforded the same amenities with respect to the Building as are afforded to Sublessor under the Master Lease, at no additional cost or expense except to the extent charged by Master Lessor (such as for food in a café). To the extent that Master Lessor’s consent is required for such amenities, Sublessor shall request such identification cards, consents, etc. as are necessary to provide such amenities access to Sublessee, which shall be at Sublessee’s sole cost. Subject to the terms of the Master Lease and Master Lessor’s rights, Sublessee shall be afforded access to the Building and the Subleased Premises on a 24 hours per day, 7 days per week, 365 days per year basis.

Exhibit 10.6

23. Sublessor Representations and Warranties: Sublessor represents and warrants to Sublessee, and covenants and agrees with Sublessee that: (i) it is the holder of the interest of the “Tenant” under the Master Lease with respect to the Subleased Premises and such interest has not previously been assigned, transferred or sublet, (ii) the Master Lease is in full force and effect, (iii) Sublessor has no actual knowledge of any default by it under the Master Lease and Sublessor has not received any notices of default from Master Lessor which have not been cured, (iv) to Sublessor’s actual knowledge, Master Lessor is not in default under the Master Lease, (v) Exhibit A annexed hereto contains a true, correct and complete copy of the Master Lease, and (vi) it shall not amend the Master Lease in any manner that will materially increase any obligation of Sublessee or materially decrease any rights of Sublessee without Sublessee’s prior written consent; provided, however, that for the avoidance of doubt in no event shall any such amendment have the effect of increasing Sublessee’s rental obligations owed under this Sublease.

24. Counterparts. This Sublease may be executed in any number of counterparts, all of which are considered one and the same original notwithstanding that all parties hereto have not signed the same counterpart. Signatures of this Sublease which are transmitted by either or both electronic or telephonic means (including, without limitation, facsimile and email) constitute valid delivery and are valid and binding for all purposes. If the signature of any party on this Sublease is not an original, but is a digital, mechanical, or electronic signature or reproduction, then the same shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory. The parties (i) intend to be bound by the signatures (whether original or electronic) on any document sent by electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Sublease based on the foregoing forms of signature.

25. Miscellaneous. This Sublease shall not be amended or modified except in a writing signed by each of the parties affected by such amendment or modification. The drafting and negotiation of this Sublease has been participated in by each of the parties. For all purposes, this Sublease shall be deemed to have been drafted jointly by the parties. This Sublease shall be construed and enforced in accordance with the substantive laws of the State of California without reference to its conflicts of laws provisions. Paragraph captions used herein are solely for the convenience of the reader and do not limit or define the provisions hereof.

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Exhibit 10.6

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR: SUBLESSEE:

ARCUS BIOSCIENCES, INC., DAY ONE BIOPHARMACEUTICALS, INC.,

a Delaware corporation a Delaware corporation

By: /s/ Bob Goeltz By: /s/ Charles York

Name: Bob Goeltz Name: Charles York

Its: CFO Its: COO / CFO

Address: Arcus Biosciences, Inc. Address for Notices:

3928 Point Eden Way Before the Commencement Date:

Hayward, CA 94545

Attn: Legal 2000 Sierra Point Parkway, Suite 501

Brisbane, CA 94005

After the Commencement Date:

The Subleased Premises

Exhibit 10.6

EXHIBIT A

MASTER LEASE

[To Be Attached]

Exhibit 10.6

EXHIBIT B

SUBLEASED PREMISES AND SHARED AREAS

Exhibit 10.6

EXHIBIT C

INITIAL ALTERATIONS